                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-66738, 33-86946, 33-92878, 33-95050, 33-98170,
333-1632 and 333-15655) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (No.'s 33-95008, 33-99197, 333-03251 and 333-12019) of PETsMART, Inc. of our report dated February 25, 1997 appearing on page F-2 of this Form 10-K.

Price Waterhouse LLP

Phoenix, Arizona
April 23, 1997